UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2014

MELA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51481	13-3986004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Buckhout Street, Suite 1 Irvington, New York	10533
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 591-3783

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Form 8-K current report is hereby incorporated by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2014, the Company filed a certificate of amendment to its Fifth Amended and Restated Certificate of Incorporation, as amended, implementing a 1-for-10 reverse stock split of the Company’s common stock, pursuant to which each 10 shares of issued and outstanding common stock and equivalents converted into 1 share of common stock. In lieu of issuing fractional shares, the Company will round fractions of shares up to the nearest whole share.

The 1-for-10 reverse stock split became effective as of 5 p.m., eastern time, Wednesday, July 9, 2014, and the trading of Company’s common stock on a post-reverse split basis on the NASDAQ Capital Market commenced on Thursday, July 10, 2014 with a new CUSIP number of 55277R308. The common stock will continue to trade under the symbol “MELA.”

The Company has approximately 5.2 million post-split shares outstanding as a result of the reverse stock split. The number of authorized shares of the Company’s common stock was reduced to 50,000,000 shares as a result of the charter amendment.

The number of shares of the Company’s Series A Convertible Preferred Stock outstanding was not affected by the reverse stock split. However, the number of shares of common stock into which each outstanding share of Series A Convertible Preferred Stock is convertible will be adjusted proportionately as a result of the reverse stock split. All outstanding options and warrants to purchase shares of the Company’s common stock will be adjusted proportionately and the maximum number of shares available for grant under the Company’s 2005 Stock Incentive Plan will be adjusted proportionately as a result of the reverse stock split. The maximum number of shares available for grant under the Company’s 2013 Stock Incentive Plan will remain the same.

As a result of the reverse stock split, the Company expects to regain compliance with the $1.00 per share minimum bid price requirement for continued listing on the NASDAQ Capital Market; however, there can be no assurance that the reverse stock split will have that effect.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Form 8-K current report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment dated July 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELA SCIENCES, INC.

By:	/s/ Robert W. Cook
Robert W. Cook,
Chief Financial Officer

Date: July 10, 2014